Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (Nos. 333-06065, 333-32301, 333-60343, 333-42840 and
333-91588)  and Form  S-3  (Nos.  333-11457,  333-36057,  333-46087,  333-86193,
333-49466, 333-64864 and 333-102485) of Cellegy Pharmaceuticals, Inc. of our report dated March 29, 2004 relating to the consolidated financial statements, which appears in this Form 10-K.


/s/ PricewaterhouseCoopers LLP

San Jose, California
April 6, 2004